Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

Fourth Quarter and Full Year 2008 Results

Fourth Quarter 2008 Dividend of $0.05 per Class A Share

NEW YORK, February 12, 2009 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported its results for the fourth quarter and full year ended December 31, 2008, and the declaration of a $0.05 fourth quarter cash dividend on its Class A Shares.

2008 Summary Statistics

•

Distributable Earnings for the Och-Ziff Funds segment of $33.0 million, or $0.08 per Adjusted Class A Share, for the 2008 fourth quarter and $192.1 million, or $0.48 per Adjusted Class A Share, for the 2008 full year

•	Assets under management of $22.1 billion as of January 1, 2009, reflecting $5.7 billion in performance-related depreciation and $5.4 billion in net outflows during 2008
•	Net annualized return of the OZ Master Fund of -15.9%, 2.5% and 5.4% for the 1, 3 and 5 year periods, respectively, ended December 31, 2008

For the fourth quarter and full year ended December 31, 2008, Och-Ziff reported a GAAP net loss of $112.2 million, or $1.49 per basic and diluted Class A Share, and $510.6 million, or $6.86 per basic and diluted Class A Share, respectively. The GAAP net loss in both periods resulted primarily from non-cash expenses of $422.2 million and $1.7 billion, respectively, associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units vest annually over five years from the closing of the IPO. Accordingly, amortization of these expenses is expected to result in a GAAP net loss each quarter through 2012. Once vested, the Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Also contributing to the GAAP net loss in the fourth quarter and full year of 2008 were non-cash expenses of $34.3 million and $102.0 million, respectively, for the amortization of equity-based compensation, primarily related to Class A Restricted Share Units (“RSUs”) awarded to all of the Company’s employees in connection with the IPO. These RSUs vest annually over four years from the closing of the IPO. Each RSU represents the right to receive one Class A Share upon vesting.

Distributable Earnings for the Och-Ziff Funds segment for the fourth quarter and full year ended December 31, 2008 was $33.0 million, or $0.08 per Adjusted Class A Share, and $192.1 million or $0.48 per Adjusted Class A Share, respectively. Distributable Earnings is a supplemental non-GAAP financial measure that management believes provides a meaningful basis for comparison of the after-tax operating performance of the Och-Ziff Funds segment, which includes substantially all of the Company’s business. Additionally, management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and Ziff Brothers Investments (the “Ziffs”) with respect to their Group A Units.

Distributable Earnings is equal to the Economic Income of the Och-Ziff Funds segment less adjusted income taxes. These adjusted income taxes are estimated assuming all Group A Units and RSUs were converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted average number of Adjusted Class A Shares. Distributable Earnings should not be considered as an alternative to GAAP net income or cash flow, and is not necessarily indicative of liquidity or the cash available to fund operations. For a reconciliation of the Och-Ziff Funds segment fourth quarter and full year 2008 Economic Income to Distributable Earnings, please see Exhibit 8 of the financial tables that accompany this press release.

Och-Ziff’s assets under management were $27.0 billion as of December 31, 2008, 19% lower than the $33.4 billion in assets under management as of December 31, 2007 and 14% lower than the $31.2 billion in assets under management as of September 30, 2008. The $6.4 billion year-over-year decrease was driven by performance-related depreciation of $5.7 billion and net outflows of $722 million. During the 2008 fourth quarter, the $4.3 billion decrease in assets under management was driven by performance-related depreciation of $3.3 billion and net outflows of $1.0 billion. The net outflows in both periods exclude redemptions for the month of December 2008, as these redemptions are reflected in assets under management as of January 1, 2009.

Assets under management as of January 1, 2009 were $22.1 billion, which reflects redemptions for the month of December 2008 (net of January 1, 2009 capital inflows) of $4.9 billion. All redemptions for a quarter generally are paid on the first day of the month following the quarter in which the redemption notice was submitted, and capital inflows for that month are accepted on the same day. The net outflows experienced in both the quarterly and full-year period ended December 31, 2008 were due primarily to the unprecedented turbulence in the global capital markets during the third and fourth quarters of 2008. This resulted in increased redemptions as institutional investors re-balanced and/or reduced their overall exposure to the equity markets globally and to alternative asset managers, including hedge funds. The Company’s redemptions were also adversely impacted because many hedge funds imposed gates, suspended or froze redemptions or otherwise restricted access to investor capital. The Company provided, and continues to provide, liquidity to its fund investors in accordance with the pre-defined terms of its funds.

Estimated assets under management as of February 1, 2009 were $22.3 billion, which reflects redemptions for the month of January 2009 (net of February 1, 2009 capital inflows) of $230 million, and performance-related appreciation of $435 million.

Assets under management by fund:

(dollars in billions)	December 31, 2008	September 30, 2008	December 31, 2007 (2)	% Change (1)
				Dec. 2008 vs. Sep. 2008	Dec. 2008 vs. Dec. 2007
OZ Master Fund	16.4	18.8	19.8	-13%	-17%
OZ Europe Master Fund	5.1	5.8	6.4	-12%	-21%
OZ Asia Master Fund	2.4	3.2	3.9	-25%	-37%
OZ Global Special Investments Master Fund	1.9	2.0	2.1	-6%	-8%
Other (1) (3)	1.2	1.4	1.2	NM	NM

(1)	Rounding differences may occur.
(2)	Includes investment by the Company’s pre-IPO owners of $1.6 billion in after-tax proceeds from the Company’s IPO, principally into the OZ Global Special Investments Master Fund.
(3)	Includes Real Estate Funds, managed accounts and other funds not significant to the Company’s results.

Performance by fund(1):

	2008
	October	November	December	4Q	YTD
OZ Master Fund	-6.71%	-2.35%	-2.02%	-10.74%	-15.92%
OZ Europe Master Fund	-5.12%	-2.67%	-2.31%	-9.79%	-17.39%
OZ Asia Master Fund	-11.76%	-1.69%	-4.13%	-16.83%	-30.86%
OZ Global Special Investments Master Fund	-2.60%	-1.72%	-1.22%	-5.44%	-8.27%

(1)	Please see important disclosures on Exhibit 11 of the financial supplement accompanying this press release.

For both the fourth quarter and full year 2008, performance-related depreciation in the Company’s master funds was due primarily to unprecedented market volatility and the ensuing flight to quality which began in September and persisted through the remainder of 2008. These factors resulted in substantial declines in the value of almost every asset class globally, a deterioration in the typical fundamental relationships between asset classes, and a lack of liquidity across all the capital markets worldwide. As a result, the investment returns in each of the Company’s master funds were adversely affected, although the Company’s funds significantly outperformed major markets globally during both periods.

“Last year was one of the most difficult periods for the global financial markets and the alternative asset management industry, and our business was not immune to industry-wide trends,” said Daniel Och, Chairman and Chief Executive Officer of Och-Ziff. “That said, we believe current market conditions have increasingly distinguished larger, institutionally-oriented firms such as our own – a point of differentiation that has accelerated over the past 18 months. At the same time, we also are seeing a greater number of compelling investment opportunities globally than we have in years, and we are well positioned to capitalize on them due to a substantial shift in the competitive landscape. Today, there are fewer firms competing for attractive investment opportunities, and we believe firms such as Och-Ziff that have a proven record of generating returns with limited use of leverage will be able to attract capital and grow when the markets begin to stabilize.”

SUMMARY RESULTS OF THE OCH-ZIFF FUNDS SEGMENT

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which is currently the Company’s only reportable operating segment. This segment provides management and advisory services to the Company’s hedge funds and separately managed accounts.

The Company’s other operations are currently comprised of its real estate business, which manages and provides advisory services to its real estate funds, and investments in new businesses established to expand certain of the Company’s private investment platforms. These other operations, which currently are in early growth stages and are not material to the overall financial performance of the Company as of December 31, 2008, are not included in the Och-Ziff Funds segment and therefore not included in the calculations of Economic Income, Distributable Earnings and Distributable Earnings per Share.

The performance measure for the Och-Ziff Funds segment is Economic Income, which management uses to evaluate the financial performance of and make operating decisions for the segment. Management believes that investors should review the same performance measure that it uses to analyze the Company’s core business performance. Economic Income is a pre-tax measure that does not include income allocations to the pre-IPO interests of the partners and the Ziffs, reorganization expenses related to the Company’s IPO, equity-based compensation expenses, taxes, or partners’ and others’ interests in the Company’s consolidated subsidiaries, among other adjustments. For further information regarding these adjustments, please see Exhibit 7 of the financial tables that accompany this press release.

For reconciliations of Economic Income to total Company GAAP net income (loss) for the periods discussed below, please see Exhibits 3 through 6 of the financial tables that accompany this press release.

Economic Income

Economic Income Revenues

Fourth-quarter 2008 Economic Income Revenues were $140.4 million, an 82% decrease from fourth-quarter 2007 Economic Income Revenues of $763.7 million. Management Fees were $133.2 million, 1% lower than fourth-quarter 2007 Management Fees of $135.1 million. Incentive Income was $6.7 million, as compared to fourth-quarter 2007 Incentive Income of $625.3 million.

Economic Income Revenues for the full year of 2008 were $587.0 million, a 48% decrease from Economic Income Revenues of $1.1 billion in the prior year period. Management Fees were $571.3 million, up 20% from Management Fees of $476.9 million in the prior year period, driven by higher average assets under management during 2008 compared with the prior year. Incentive Income was $12.2 million, 98% lower than Incentive Income of $637.2 million in the prior year period.

The primary driver of the decline in Economic Income revenues in both the fourth quarter and full year periods was significantly lower Incentive Income in the 2008 fourth quarter due to negative annual investment performance of the Company’s master funds in 2008. The December 2008 redemptions had no impact on fourth-quarter or full-year 2008 results as they impacted assets under management as of January 1, 2009. Therefore, in accordance with the Company’s practices, the effect of these redemptions on Management Fees will be recognized in the Company’s first-quarter 2009 results.

Economic Income Expenses

Compensation and Benefits

Fourth-quarter 2008 Compensation and Benefits expenses totaled $64.3 million, 60% lower than fourth-quarter 2007 Compensation and Benefits expenses of $159.8 million. Fourth-quarter 2008 Compensation and Benefits included $47.3 million of cash bonus expense, which was 67% lower than fourth-quarter 2007 cash bonus expense of $143.8 million.

Compensation and Benefits for the 2008 full year was $141.3 million, 32% lower than Compensation and Benefits of $207.4 million in the prior year period. Compensation and Benefits for this period included $75.1 million of cash bonus expense, which was 53% lower than full-year 2007 cash bonus expense of $160.3 million.

The decrease in Compensation and Benefits in both periods was driven by lower cash bonuses. Cash bonuses are generally variable and are a function of annual Total Economic Income Revenues earned in a given year. Cash bonuses in 2008 declined due to significantly lower Incentive Income in the 2008 fourth quarter than in the prior year fourth quarter, which resulted from negative annual investment performance of the Company’s master funds in 2008.

Non-Compensation Expenses

Fourth-quarter 2008 non-compensation expenses were $35.0 million, a 13% increase from fourth-quarter 2007 non-compensation expenses of $30.9 million. The increase was driven principally by higher professional services fees, insurance costs and occupancy expenses related to the infrastructure associated with becoming a public company. These increases were partially offset by lower interest expense on the Company’s $750 million term loan due to the decline in the loan’s LIBOR-based borrowing rate, and lower business development costs.

Non-compensation expenses for the full year of 2008 were $130.0 million, a 30% increase from non-compensation expenses of $99.7 million in the prior year period. The increase was driven primarily by a full year of interest expense recorded in 2008 on the Company’s $750 million term loan compared to six months of interest expense recorded in 2007, as the loan was entered into during the third quarter of that year. The remainder of the increase was driven principally by higher insurance costs, as well as the impact of annualized expenses related to the infrastructure build-out associated with becoming a public company and growth in the Company’s business in 2007.

Economic Income

Fourth-quarter 2008 Economic Income totaled $41.1 million, a 93% decrease from fourth-quarter 2007 Economic Income of $573.0 million. Economic Income for the full year of 2008 totaled $315.8 million, a 61% decrease from Economic Income of $818.4 million in the prior year period.

CAPITAL

As of December 31, 2008, Class A Shares outstanding were 76,279,134. For purposes of calculating Distributable Earnings per Share, the Company assumes that all Group A Units and outstanding RSUs have been converted on a one-to-one basis into Class A Shares. For the fourth quarter and full year ended December 31, 2008, the total weighted average Adjusted Class A Shares outstanding were 399,996,898 and 400,002,114, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a fourth-quarter 2008 dividend of $0.05 per Class A Share, to be paid on February 19, 2009 to holders of record at the close of business on December 31, 2008.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the fourth quarter 2008 dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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Och-Ziff will host a conference call today, February 12, 2009, at 8:30 a.m. Eastern Time to discuss the Company’s fourth quarter and full year 2008 results. The call will be open to the public and can be accessed by dialing 888-680-0865 (callers inside the U.S.) or 617-213-4853 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 42733770. A simultaneous webcast of the call will be available to the public on a listen-only basis on the For Shareholders page of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing 888-286-8010 (callers inside the U.S.) or 617-801-6888 (callers outside the U.S.), passcode 11439773, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the For Shareholders page of the Company’s website.

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Forward-Looking Statements

The information contained in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the Company with respect to, among other things, its future financial or business performance, events, strategies or expectations, including but not limited to its ability to generate returns and preserve capital and its ability to expand its investment platforms. Such forward-looking statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “opportunity,” “assume,” “remain,” “sustain,” “achieve” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical performance of the Company and its subsidiaries and on current plans, estimates and expectations of the Company and its subsidiaries. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to global and domestic market and business conditions, the Company’s ability to successfully compete for fund investors, talent and investment opportunities, successful formulation and execution of its business and growth strategies, the Company’s ability to appropriately manage conflicts of interest, and tax and other regulatory factors relevant to the Company’s structure and status as a public company, as well as assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q. Any forward-looking statements contained in this press release are made only as of the date hereof. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the world’s largest institutional alternative asset managers with offices in New York, London, Hong Kong, Tokyo, Bangalore and Beijing. Och-Ziff’s funds seek to deliver consistent, positive, risk-adjusted returns throughout market cycles, with a strong focus on capital preservation. Och-Ziff’s multi-strategy approach combines global investment strategies, including merger arbitrage, convertible and derivative arbitrage, equity restructuring, credit and distressed investments, private investments and real estate. As of February 1, 2009, Och-Ziff had approximately $22.3 billion in estimated assets under management with approximately 700 investor relationships. For more information, please visit www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

Steve Bruce or Chuck Dohrenwend

The Abernathy MacGregor Group, for Och-Ziff Capital Management Group LLC

212-371-5999

Exhibit 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated and Combined Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues
Management fees	$134,495	$136,419	$576,265	$317,756
Incentive income	6,718	625,275	12,201	632,690
Other revenues	930	3,341	4,109	11,637
Income of consolidated Och-Ziff funds	4,155	5,156	11,809	539,892

Total Revenues	146,298	770,191	604,384	1,501,975

Expenses
Compensation and benefits	106,442	176,825	261,830	238,331
Allocations to non-equity partner interests	(37,463)	85,060	(38,328)	574,326
Reorganization expenses	422,236	3,333,396	1,698,989	3,333,396
Profit sharing	(3,015)	2,232	(4,751)	106,644
Interest expense	9,157	11,430	33,948	24,240
General, administrative and other	18,451	23,718	102,222	83,241
Expenses of consolidated Och-Ziff funds	1,594	1,201	3,994	343,135

Total Expenses	517,402	3,633,862	2,057,904	4,703,313

Other Income (Loss)
Net earnings (losses) on investments in and deferred income receivable from Och-Ziff funds and other entities	(128,342)	67,120	(153,337)	118,335
Net gains (losses) of consolidated Och-Ziff funds	(18,421)	16,201	(17,634)	2,352,290

Total Other Income (Loss)	(146,763)	83,321	(170,971)	2,470,625

Loss before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	(517,867)	(2,780,350)	(1,624,491)	(730,713)
Income taxes	17,370	48,614	40,066	63,963

Loss before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	(535,237)	(2,828,964)	(1,664,557)	(794,676)
Partners’ and others’ interests in income of consolidated subsidiaries	423,004	2,054,412	1,153,961	(120,350)

Net Loss	$(112,233)	$(774,552)	$(510,596)	$(915,026)

Net Loss per Class A Share		November 14, 2007 through December 31, 2007
Basic and diluted	$(1.49)	$(11.15)	$(6.86)

Weighted Average Class A Shares Outstanding
Basic and diluted	75,171,980	74,138,572	74,398,336

Exhibit 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Och-Ziff Funds Economic Income (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,
	2008	2007	% Change
Economic Income Revenues
Management fees	$133,240	$135,108	-1%
Incentive income	6,718	625,275	-99%
Other revenues	405	3,304	-88%

Total Economic Income Revenues	140,363	763,687	-82%

Economic Income Expenses
Compensation and benefits (1)	64,266	159,829	-60%
Non-compensation expenses	35,003	30,890	13%

Total Economic Income Expenses	99,269	190,719	-48%

Och-Ziff Funds Economic Income	$41,094	$572,968	-93%

	Year Ended December 31,
	2008	2007	% Change
Economic Income Revenues
Management fees	$571,274	$476,907	20%
Incentive income	12,201	637,243	-98%
Other revenues	3,554	11,391	-69%

Total Economic Income Revenues	587,029	1,125,541	-48%

Economic Income Expenses
Compensation and benefits (1)	141,255	207,379	-32%
Non-compensation expenses	129,970	99,723	30%

Total Economic Income Expenses	271,225	307,102	-12%

Och-Ziff Funds Economic Income	$315,804	$818,439	-61%

(1) Prior to the second quarter of 2008, the grant-date fair value of RSUs awarded to employees, excluding awards made at the time of the Company’s IPO, was recognized as an expense in full on the date of the award. The 2007 fourth-quarter and full-year Compensation and Benefits expenses have been recalculated to conform to the current methodology.

See Exhibits 3 - 6 for reconciliations of Och-Ziff Funds Economic Income to total Company GAAP Net Income (Loss).

Exhibit 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Economic Income to GAAP Net Income (Loss) (Unaudited)

(dollars in thousands)

	Three Months Ended December 31, 2008
			Reconciling Adjustments (1)
	Och-Ziff Funds Economic Income	Other Operations	Funds Consolidation	Other Adjustments		Total Company
Revenues
Management fees	$133,240	$1,311	$(56)	$-		$134,495
Incentive income	6,718	-	-	-		6,718
Other revenues	405	525	-	-		930
Income of consolidated Och-Ziff funds	-	4,154	1	-		4,155

Total Revenues	140,363	5,990	(55)	-		146,298

Expenses
Compensation and benefits	64,266	11,006	-	31,170	(a) (b)	106,442
Allocations to non-equity partner interests	-	-	-	(37,463)	(c)	(37,463)
Reorganization expenses	-	-	-	422,236	(d)	422,236
Profit sharing	-	-	-	(3,015)	(e)	(3,015)
Interest expense	9,157	-	-	-		9,157
General, administrative and other	25,846	792	-	(8,187)	(f)	18,451
Expenses of consolidated Och-Ziff funds	-	1,449	145	-		1,594

Total Expenses	99,269	13,247	145	404,741		517,402

Other Loss
Net losses on investments in and deferred income receivable from Och-Ziff funds and other entities	-	(1,500)	-	(126,842)	(g)	(128,342)
Net losses of consolidated Och-Ziff funds	-	(16,214)	(2,207)	-		(18,421)

Total Other Loss	-	(17,714)	(2,207)	(126,842)		(146,763)

Income (Loss) Before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	41,094	(24,971)	(2,407)	(531,583)		(517,867)
Income taxes	-	15	-	17,355	(f)	17,370

Income (Loss) Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	41,094	(24,986)	(2,407)	(548,938)		(535,237)
Partners’ and others’ interests in income of consolidated subsidiaries	-	12,350	2,407	408,247	(f)	423,004

Net Income (Loss)	$41,094	$(12,636)	$-	$(140,691)		$(112,233)

(1) See Exhibit 7 for a description of the adjustments made to arrive at total Company GAAP Net Income (Loss).

Exhibit 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Economic Income to GAAP Net Income (Loss) (Unaudited)

(dollars in thousands)

	Three Months Ended December 31, 2007
			Reconciling Adjustments (1)
	Och-Ziff Funds Economic Income	Other Operations	Funds Consolidation	Other Adjustments		Total Company
Revenues
Management fees	$135,108	$1,311	$-	$-		$136,419
Incentive income	625,275	-	-	-		625,275
Other revenues	3,304	37	-	-		3,341
Income of consolidated Och-Ziff funds	-	5,081	75	-		5,156

Total Revenues	763,687	6,429	75	-		770,191

Expenses
Compensation and benefits	159,829	2,598	-	14,398	(a) (b)	176,825
Allocations to non-equity partner interests	-	69	-	84,991	(c)	85,060
Reorganization expenses	-	-	-	3,333,396	(d)	3,333,396
Profit sharing	-	23	-	2,209	(e)	2,232
Interest expense	11,430	-	-	-		11,430
General, administrative and other	19,460	3,191	-	1,067	(f)	23,718
Expenses of consolidated Och-Ziff funds	-	1,138	63	-		1,201

Total Expenses	190,719	7,019	63	3,436,061		3,633,862

Other Income
Net gains on investments in and deferred income receivable from Och-Ziff funds and other entities	-	-	135	66,985	(g)	67,120
Net gains (losses) of consolidated Och-Ziff funds	-	16,218	(17)	-		16,201

Total Other Income	-	16,218	118	66,985		83,321

Income (Loss) Before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	572,968	15,628	130	(3,369,076)		(2,780,350)
Income taxes	-	8	-	48,606	(f)	48,614

Income (Loss) Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	572,968	15,620	130	(3,417,682)		(2,828,964)
Partners’ and others’ interests in income of consolidated subsidiaries	-	(22,933)	(130)	2,077,475	(f)	2,054,412

Net Income (Loss)	$572,968	$(7,313)	$-	$(1,340,207)		$(774,552)

(1) See Exhibit 7 for a description of the adjustments made to arrive at total Company GAAP Net Income (Loss).

Exhibit 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Economic Income to GAAP Net Income (Loss) (Unaudited)

(dollars in thousands)

	Year Ended December 31, 2008
			Reconciling Adjustments (1)
	Och-Ziff Funds Economic Income	Other Operations	Funds Consolidation	Other Adjustments		Total Company
Revenues
Management fees	$571,274	$5,245	$(254)	$-		$576,265
Incentive income	12,201	-	-	-		12,201
Other revenues	3,554	555	-	-		4,109
Income of consolidated Och-Ziff funds	-	11,702	107	-		11,809

Total Revenues	587,029	17,502	(147)	-		604,384

Expenses
Compensation and benefits	141,255	13,975	-	106,600	(a)(b)	261,830
Allocations to non-equity partner interests	-	-	-	(38,328)	(c)	(38,328)
Reorganization expenses	-	-	-	1,698,989	(d)	1,698,989
Profit sharing	-	-	-	(4,751)	(e)	(4,751)
Interest expense	33,948	-	-	-		33,948
General, administrative and other	96,022	1,986	-	4,214	(f)	102,222
Expenses of consolidated Och-Ziff funds	-	3,340	654	-		3,994

Total Expenses	271,225	19,301	654	1,766,724		2,057,904

Other Loss
Net losses on investments in and deferred income receivable from Och-Ziff funds and other entities	-	(7,644)	-	(145,693)	(g)	(153,337)
Net losses of consolidated Och-Ziff funds	-	(13,453)	(4,181)	-		(17,634)

Total Other Loss	-	(21,097)	(4,181)	(145,693)		(170,971)

Income (Loss) Before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	315,804	(22,896)	(4,982)	(1,912,417)		(1,624,491)
Income taxes	-	241	-	39,825	(f)	40,066

Income (Loss) Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	315,804	(23,137)	(4,982)	(1,952,242)		(1,664,557)
Partners’ and others’ interests in income of consolidated subsidiaries	-	2,895	4,982	1,146,084	(f)	1,153,961

Net Income (Loss)	$315,804	$(20,242)	$-	$(806,158)		$(510,596)

(1) See Exhibit 7 for a description of the adjustments made to arrive at total Company GAAP Net Income (Loss).

Exhibit 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Economic Income to GAAP Net Income (Loss) (Unaudited)

(dollars in thousands)

	Year Ended December 31, 2007
			Reconciling Adjustments (1)
	Och-Ziff Funds Economic Income	Other Operations	Funds Consolidation	Other Adjustments		Total Company
Revenues
Management fees	$476,907	$5,245	$(164,396)	$-		$317,756
Incentive income	637,243	-	(4,553)	-		632,690
Other revenues	11,391	246	-	-		11,637
Income of consolidated Och-Ziff funds	-	11,436	528,456	-		539,892

Total Revenues	1,125,541	16,927	359,507	-		1,501,975

Expenses
Compensation and benefits	207,379	3,513	-	27,439	(a) (b)	238,331
Allocations to non-equity partner interests	-	734	-	573,592	(c)	574,326
Reorganization expenses	-	-	-	3,333,396	(d)	3,333,396
Profit sharing	-	227	-	106,417	(e)	106,644
Interest expense	24,240	-	-	-		24,240
General, administrative and other	75,483	3,678	-	4,080	(f)	83,241
Expenses of consolidated Och-Ziff funds	-	2,664	340,471	-		343,135

Total Expenses	307,102	10,816	340,471	4,044,924		4,703,313

Other Income
Net gains (losses) on investments in and deferred income receivable from Och-Ziff funds and other entities	-	-	(186,445)	304,780	(g)	118,335
Net gains of consolidated Och-Ziff funds	-	14,929	2,337,361	-		2,352,290

Total Other Income	-	14,929	2,150,916	304,780		2,470,625

Income (Loss) Before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	818,439	21,040	2,169,952	(3,740,144)		(730,713)
Income taxes	-	111	-	63,852	(f)	63,963

Income (Loss) Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	818,439	20,929	2,169,952	(3,803,996)		(794,676)
Partners’ and others’ interests in income of consolidated subsidiaries	-	(27,873)	(2,169,952)	2,077,475	(f)	(120,350)

Net Income (Loss)	$818,439	$(6,944)	$-	$(1,726,521)		$(915,026)

(1) See Exhibit 7 for a description of the adjustments made to arrive at total Company GAAP Net Income (Loss).

Exhibit 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Description of Adjustments Made to Reconcile Och-Ziff Funds Economic Income to GAAP Net Income (Loss)

Funds Consolidation

Economic Income reflects management fees and incentive income earned from each of the Company’s hedge funds and separately managed accounts, excluding the Company’s real estate funds and investments in new businesses, which are included within the Company’s other operations. The impacts of consolidation and the related eliminations of the Och-Ziff funds are not included in Economic Income. Management fees and incentive income earned by the offshore Och-Ziff funds segment prior to June 30, 2007, were eliminated in consolidation. The Company deconsolidated these funds on June 30, 2007.

Other Adjustments

(a) Economic Income recognizes deferred cash compensation expense in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(b) Economic Income excludes equity-based compensation expense, as management does not consider these expenses when evaluating the performance of the Och-Ziff Funds segment.

(c) Economic Income excludes allocations to non-equity partner interests. Management reviewed the performance of the Och-Ziff Funds segment before it made any allocations to the Company’s non-equity founding partners for periods prior to the Reorganization. For these periods, allocations to the founding partners, other than Mr. Och, were treated as expenses for U.S. GAAP purposes. Following the Reorganization, only allocations related to earnings on previously deferred incentive income allocations to non-equity partner interests are incurred and these allocations are excluded from Economic Income.

(d) Economic Income excludes Reorganization expenses, which are non-cash expenses directly attributable to the reclassification of interests held by the founding partners and the Ziffs prior to the Reorganization as Och-Ziff Operating Group A Units.

(e) Economic Income excludes the profit sharing expense related to the Ziffs’ interest in the Company. Management reviewed the performance of the Och-Ziff Funds segment before it made any allocations to the Ziffs for periods prior to the Reorganization. Following the Reorganization, only profit sharing expense related to the allocation of earnings on previously deferred incentive income allocations to the Ziffs are incurred and these allocations are excluded from Economic Income.

(f) Economic Income excludes depreciation, changes in the tax receivable agreement liability, income taxes and partners’ and others’ interests in income of consolidated subsidiaries, as management does not consider these items when evaluating the performance of the Och-Ziff Funds segment.

(g) Economic Income excludes the net earnings (losses) on the deferred income receivable from Och-Ziff funds and net earnings (losses) on investments in Och-Ziff funds and other entities, as these amounts primarily relate to earnings (losses) on amounts due to affiliates for deferred or reinvested incentive income previously allocated to the founding partners and the Ziffs, and earnings (losses) on amounts due to employees under deferred cash compensation arrangements.

Exhibit 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Economic Income to Och-Ziff Funds Distributable Earnings (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2008	Year Ended December 31, 2008
Och-Ziff Funds Economic Income	$41,094	$315,804
Adjusted income taxes (1)	(8,122)	(123,694)

Distributable Earnings	$32,972	$192,110

Distributable earnings	$32,972	$192,110
Weighted-Average Adjusted Class A Shares (1)	399,996,898	400,002,114

Distributable Earnings Per Share	$0.08	$0.48

(1) Assumes the conversion of (i) 309,430,571 and 310,680,006 weighted-average Group A Units held by the Company’s partners and the Ziffs for the three months and year ended December 31, 2008, respectively, and (ii) the vesting of 15,394,347 and 14,923,772 weighted-average RSUs for the three months and year ended December 31, 2008, respectively, into Class A Shares on a one-to-one basis.

Exhibit 9

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended December 31,	Year Ended December 31,
	2008	2008	2007	2006	2005
Total Assets Under Management (1)
Beginning of Period Balance	$31,239	$33,387	$22,621	$15,627	$11,251
Net Flows	(1,027)	(722)	7,591	4,135	3,117
Appreciation (Depreciation) (2)	(3,257)	(5,710)	3,175	2,859	1,259

End of Period Balance	$26,955	$26,955	$33,387	$22,621	$15,627

Total Assets Under Management by Fund
OZ Master Fund		$16,396	$19,771	$15,449	$12,001
OZ Europe Master Fund		5,084	6,416	3,481	1,887
OZ Asia Master Fund		2,439	3,852	2,332	605
OZ Global Special Investments Master Fund		1,910	2,082	195	43

Och-Ziff Funds - Net Returns (3)
OZ Master Fund	-10.7%	-15.9%	11.5%	14.8%	8.8%
OZ Europe Master Fund	-9.8%	-17.4%	14.8%	22.3%	15.7%
OZ Asia Master Fund	-16.8%	-30.9%	12.2%	14.0%	14.2%
OZ Global Special Investments Master Fund	-5.4%	-8.3%	17.2%	13.9%	0.2%

(1) Includes deferred incentive income receivable from the offshore funds and amounts invested by the Company, its partners and certain other affiliated parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate Management Fees and Incentive Income for the respective periods.

(2) Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Management Fees and Incentive Income vary by product. Past performance is no guarantee of future results.

(3) Reflects a composite of the monthly return and year-to-date return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized special investments that could reduce returns at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

Exhibit 10

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Unaudited)

Returns of OZ Master Fund During Negative Return Months of S&P 500 Index				Distribution of Net Monthly Returns since April 1, 1994

Year	Number of Months of Negative Returns of S&P 500	Total Return of S&P 500 During Negative Return Months	Total Return of OZ Master Fund During Negative Return Months of S&P 500
1994	3	-8.5%	1.7%
1995	1	-0.4%	0.1%
1996	2	-6.4%	3.9%
1997	3	-13.1%	4.0%
1998	3	-17.2%	-2.7%
1999	5	-11.8%	6.2%
2000	8	-27.1%	12.0%
2001	6	-33.2%	0.4%
2002	8	-41.9%	-5.0%
2003	3	-5.2%	4.6%
2004	3	-6.4%	1.1%
2005	5	-8.7%	0.7%
2006	1	-2.9%	0.5%
2007	5	-11.6%	1.4%
1Q08	3	-9.7%	-0.8%
2Q08	1	-8.4%	-0.5%
3Q08	2	-9.8%	-6.0%
4Q08	2	-24.0%	-9.1%

Total net return for the OZ Master Fund, Ltd. (the “Fund”) represents a composite of the average return of the feeder funds that comprise the Fund. Returns are presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and include the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the Fund. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

For the period from 1994 through 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of the Fund. In addition, during this period, performance was calculated by deducting Management Fees on a quarterly basis and Incentive Income on a monthly basis. Beginning January 1998, performance has been calculated by deducting both Management Fees and Incentive Income on a monthly basis from the composite returns of the Fund.

Readers should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the Fund’s performance during months in which the S&P 500 Index declined is for the limited purpose of illustrating how the Fund has performed during periods of declines in the broad equity market. It should not be considered an indication of how the Fund will perform relative to the S&P 500 Index in the future.

Please note that the Fund’s investment objective is not to beat the S&P 500 Index. Furthermore, the Fund’s performance has frequently trailed that of the S&P 500 Index in periods of positive performance.

Exhibit 11

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance (Unaudited) (1)

	2007
	January	February	March	April	May	June	July	August	September	October	November	December	FY2007
Och-Ziff Funds - Net Returns

OZ Master Fund	1.97%	1.31%	1.38%	1.81%	2.40%	0.19%	-0.49%	-0.96%	0.95%	2.07%	-0.32%	0.67%	11.48%
OZ Europe Master Fund	1.57%	1.35%	1.84%	2.70%	2.85%	0.83%	0.22%	-0.64%	1.25%	1.25%	-0.58%	1.32%	14.81%
OZ Asia Master Fund	2.69%	0.48%	0.37%	2.96%	2.67%	0.09%	-1.00%	-2.08%	0.43%	2.84%	0.12%	2.12%	12.17%
OZ Global Special Investments Master Fund	1.89%	1.42%	1.06%	2.93%	1.44%	0.83%	-0.40%	-0.54%	1.72%	3.11%	1.97%	0.61%	17.19%

S&P 500 Index - Total Return (2)	1.51%	-1.96%	1.12%	4.43%	3.49%	-1.66%	-3.10%	1.50%	3.74%	1.59%	-4.18%	-0.69%	5.49%

	2008
	January	February	March	April	May	June	July	August	September	October	November	December	FY2008
Och-Ziff Funds - Net Returns
OZ Master Fund	-1.12%	1.02%	-0.73%	0.96%	1.11%	-0.45%	-0.59%	-0.58%	-5.41%	-6.71%	-2.35%	-2.02%	-15.92%
OZ Europe Master Fund	-2.00%	0.81%	-0.54%	0.31%	1.69%	0.20%	-1.35%	-0.38%	-7.22%	-5.12%	-2.67%	-2.31%	-17.39%
OZ Asia Master Fund	-1.95%	1.78%	-2.41%	-0.18%	-0.16%	-2.19%	-1.17%	-4.18%	-7.53%	-11.76%	-1.69%	-4.13%	-30.86%
OZ Global Special Investments Master Fund	-0.72%	0.57%	-0.45%	0.64%	0.43%	-0.34%	0.06%	-0.45%	-2.73%	-2.60%	-1.72%	-1.22%	-8.27%

S&P 500 Index - Total Return (2)	-6.00%	-3.25%	-0.43%	4.87%	1.30%	-8.43%	-0.84%	1.45%	-8.91%	-16.80%	-7.18%	1.06%	-37.00%

(1) Fund performance reflects a composite of the return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

(2) Readers should not assume that there is any material overlap between those securities in the portfolios of the funds and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 performance relative to the funds’ performance should not be considered an indication of how the fund will perform relative to the S&P 500 in the future. Please note that the funds’ investment objective is not to beat the S&P 500 Index. Furthermore, the funds’ performance has frequently trailed that of the S&P 500 Index in periods of positive performance.

Exhibit 12

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Summary Performance Statistics (Unaudited)

	As of December 31, 2008
Net Annualized Return	1 Year	3 Years	5 Years	Strategy Inception
OZ Master Fund	-15.9%	2.5%	5.4%	14.0%
S&P 500 Index	-37.0%	-8.4%	-2.2%	6.9%
Correlation of OZ Master Fund to S&P 500 Index	0.78	0.81	0.78	0.55

Volatility
OZ Master Fund Standard Deviation (Annualized)	8.5	6.7	5.7	5.8
S&P 500 Index Standard Deviation (Annualized)	21.0	15.3	12.9	15.0

Sharpe Ratio
OZ Master Fund	(2.18)	(0.30)	0.30	1.66
S&P 500 Index	(1.88)	(0.84)	(0.46)	0.16

Total net return for the OZ Master Fund (the “Fund”) represents a composite of the average return of the feeder funds that comprise the Fund. Returns are presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and include the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the Fund. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

Readers should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the Fund’s performance should not be considered an indication of how the Fund will perform relative to the S&P 500 Index in the future.

Correlation to the returns of the S&P 500 Index represents a statistical measure of the degree to which the return of one portfolio is correlated to the return of another. It is expressed as a factor that ranges from -1.0 (perfectly inversely correlated) to +1.0 (perfectly positively correlated).

Standard deviation is a statistical measure of the degree to which an individual value in a distribution tends to vary from the mean of the distribution.

Sharpe Ratio represents a measure of the investment returns as adjusted for risk. The Sharpe Ratio is calculated by subtracting a “risk-free” rate from the composite returns, and dividing that amount by the standard deviation of the returns. A higher Sharpe Ratio indicates a portfolio that generates a return that is higher than would be expected for the level of risk in the portfolio as compared to the risk-free rate. The risk-free rate is one-month LIBOR.